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   As filed with the Securities and Exchange Commission on February 27, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  AVIGEN, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                         13-3647113
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             ----------------------

                         1301 HARBOR BAY PARKWAY, #1000
                                ALAMEDA, CA 94502
                                 (510) 748-7150
          (Address of principal executive offices, including zip code)

                             ----------------------

                           1996 EQUITY INCENTIVE PLAN
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full title of the plans)

                               JOHN MONAHAN, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  AVIGEN, INC.
                         1301 HARBOR BAY PARKWAY, #1000
                                ALAMEDA, CA 94502
                                 (510) 748-7150
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:

                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

                             ----------------------


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
                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                      Proposed Maximum       Proposed Maximum
  Title of Securities              Amount to be          Offering                Aggregate             Amount of
   to be Registered                Registered(1)      Price per Share(2)     Offering Price(2)     Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value            700,000 shares         $14.54                $10,178,000            $2,544.50
      $.001 per share
=====================================================================================================================

(1) 600,000 shares to be registered pursuant to the 1996 Equity Incentive Plan, and 100,000 shares to be registered pursuant to the 1996 Non-Employee Directors' Stock Option Plan. This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on February 23, 2001 as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act).


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Avigen, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

     (a) The Company's latest Annual Report on Form 10-K filed for the year ended June 30, 2000, filed with the SEC on September 27, 2000;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2000; and

     (c) The description of the Company's Common Stock contained in the registration statement on Form 8-A filed with the SEC on April 22, 1996 under the Exchange Act.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company's Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

     The Company has entered into indemnification agreements with each director which provides indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


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

ITEM 8. EXHIBITS

EXHIBIT
NUMBER
  5.1      Opinion of Cooley Godward LLP
 23.1      Consent of Ernst & Young LLP, Independent Auditors
 23.2      Consent of Cooley Godward LLP (contained in Exhibit 5.1)
 24.1      Power of Attorney (contained on the signature page)
 99.1      1996 Equity Incentive Plan, as amended
 99.2      1996 Non-Employee Director's Stock Option Plan, as amended


ITEM 9. UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the


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

Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 27th day of February, 2001.

                                        AVIGEN, INC.

                                        By: /s/ John Monahan, Ph.D.
                                           -------------------------------------
                                           John Monahan, Ph.D.
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Monahan, Ph.D. and Thomas J. Paulson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                          TITLE                         DATE
/s/ John Monahan, Ph.D.            President, Chief Executive         February 27, 2001
---------------------------------  Officer and Director
John Monahan, Ph.D.

/s/ Thomas J. Paulson              Chief Financial Officer            February 27, 2001
---------------------------------  (Principal Financial Officer and
Thomas J. Paulson                  Principal Accounting Officer)

/s/ Zola Horovitz, Ph.D.           Director                           February 27, 2001
---------------------------------
Zola Horovitz, Ph.D.

/s/ Yuichi Iwaki, M.D., Ph.D.      Director                           February 27, 2001
---------------------------------
Yuichi Iwaki, M.D., Ph.D.

/s/ John K. A. Prendergast, Ph.D.  Director                           February 27, 2001
---------------------------------
John K. A. Prendergast, Ph.D.

/s/ Philip J. Whitcome, Ph.D.      Director                           February 27, 2001
---------------------------------
Philip J. Whitcome, Ph.D.


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


                                  EXHIBIT INDEX

EXHIBIT
NUMBER
  5.1      Opinion of Cooley Godward LLP
 23.1      Consent of Ernst & Young LLP, Independent Auditors
 23.2      Consent of Cooley Godward LLP (contained in Exhibit 5.1)
 24.1      Power of Attorney (contained on the signature page)
 99.1      1996 Equity Incentive Plan, as amended
 99.2      1996 Non-Employee Director's Stock Option Plan, as amended


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